KMC TELECOM HOLDINGS, INC.

                         CERTIFICATE OF AMENDMENT TO THE
                   CERTIFICATE OF VOTING POWERS, DESIGNATIONS,
                     PREFERENCES AND RELATIVE PARTICIPATING,
                      OPTIONAL OR OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                   THEREOF OF THE SERIES F SENIOR REDEEMABLE,
                           EXCHANGEABLE, PIK PREFERRED
                       STOCK OF KMC TELECOM HOLDINGS, INC.

                     PURSUANT TO SECTIONS 141 AND 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

            As contemplated by Sections 141 and 242 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of KMC Telecom Holdings, Inc., a Delaware corporation (the "CORPORATION"), by written consent, dated June 28, 2000:

            WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to propose by resolution or resolutions for the amendment of outstanding series of preferred stock, par value $.01 per share, of the Corporation, to contain such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the amendment thereof adopted by the Board of Directors, and as are not stated and expressed in the Amended and Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL.

            WHEREAS, the Board of Directors of the Corporation, pursuant to its authority under Section 242 of the DGCL, deems it advisable to further amend the terms of the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the Series F Senior Redeemable, Exchangeable, PIK Preferred Stock of KMC Telecom Holdings, Inc., dated as of February 4, 1999, as previously amended (the "CERTIFICATE OF DESIGNATION").

            WHEREAS, the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding, voting or consenting as a separate class, have approved the amendment of the terms of the Certificate of Designation as set forth herein. Except as otherwise defined herein, capitalized terms shall have the meaning given to them in the Certificate of Designation.

            NOW, THEREFORE, BE IT RESOLVED:

1.    DEFINITIONS.  Section I is amended as follows:

      "Lucent Facility" means the vendor financing facility among KMC Telecom IV, Inc. ("KMC IV"), KMC Telecom Leasing IV LLC ("Leasing IV"), KMC IV Services LLC ("IV Services"), the additional borrowers from time to time parties thereto (KMC IV, Leasing IV, IV Services and any additional borrowers collectively referred to as the "Borrowers"), the financial institutions signatory thereto from time to time (the "Lenders"), Lucent as agent for the Lenders and State Street Bank and Trust Company, as collateral agent for the Lenders, as amended, supplemented or otherwise modified from time to time.

      "Newcourt Finance" means CIT Lending Services Corporation, formerly known as Newcourt Commercial Finance Corporation, and its successors.



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            IN WITNESS  WHEREOF,  KMC  TELECOM  HOLDINGS,  INC has  caused  this certificate to be duty executed by its Chief Financial Officer this 30th day of June, 2000.



                                   KMC TELECOM HOLDINGS, INC.


                                   By:  /s/William H. Stewart
                                        ------------------------------------
                                        Name:  William H. Stewart
                                        Title: Chief Financial Officer